UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) – April 6, 2005 (April 1, 2005)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3

(Address of principal executive offices and zip code)

(416) 960-9000

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 1, 2005, MDC Partners Inc. entered into an employment agreement with Michael Sabatino.  Mr. Sabatino will serve as Senior Vice President and Chief Accounting Officer, and will have responsibility and oversight for management accounting, external financial reporting, SEC compliance, financial planning and analysis and taxation.  Mr. Sabatino will report to Steven Berns, MDC Partners' Executive Vice President and Vice Chairman, who is responsible for overseeing all MDC Partners' treasury, capital markets, financial management, acquisition and administrative activities.  Mr. Sabatino’s initial term of employment will expire three years from the date of the agreement.  He will receive an annualized base salary of $275,000, a sign-on bonus of $50,000, and will be eligible to receive an annual discretionary cash bonus in an amount up to 75% of his base salary.

Effective April 1, 2005, Walter Campbell, MDC Partners’ current Chief Financial Officer, became CFO of MDC Partners’ Secure Products International Group.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2005, MDC Partners Inc. (the “Company”) received a notice from The Nasdaq Stock Market Listing Qualifications Department, stating that the Company was not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company had not filed its Annual Report on Form 10-K for the period ended December 31, 2004 with the Securities and Exchange Commission on a timely basis.  The notice further stated that the Company’s securities were subject to delisting from The Nasdaq Stock Market.  Pursuant to Nasdaq convention for companies with late public filings, commencing at the opening of trading on April 7, 2005, the trading symbol for the Company’s Class A Subordinate Voting Shares is expected to be changed from “MDCA” to “MDCAE”.  This trading symbol change will be in effect until the earlier to occur of a filing by the Company of its Form 10-K or a determination by Nasdaq.

As previously disclosed in its press release dated March 30, 2005, the Company expects to file its Annual Report on Form 10-K for the period ended December 31, 2004 with the SEC not later than April 15, 2005, and believes that such filing will terminate the procedure for delisting of the Company’s securities from Nasdaq.

Item 7.01.  Regulation FD Disclosure.

On March 31, 2005, the Company issued a press release announcing the appointment of Michael Sabatino, and the new role of Walter Campbell as CFO of MDC Partners’ Secure Products International Group.  A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1:     Press release, dated March 31, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 6, 2005	MDC Partners Inc.

By:
/s/
Mitchell Gendel, General Counsel and Corporate Secretary